INCENTIVE STOCK OPTION PLAN FOR
OFFICERS AND KEY EMPLOYEES
ADOPTED JUNE 10, 1982
(As Amended August 9, 1990)

1. Purpose.

        The purposes of this Plan are to attract, retain and motivate key employees of Carpenter Technology Corporation and its wholly owned subsidiaries ("the Corporation"), to encourage stock ownership by such employees by providing them with a means to acquire a proprietary interest or to increase their proprietary interest in the Corporation's success and to provide a greater community of interest between such employees and the Corporation's stockholders.

2. Administration.

        The Board of Directors ("the Board") shall be responsible for the operation of the Plan. It shall be authorized, subject to the provisions of the Plan, from time to time to establish such rules and regulations and to appoint such agents as it deems appropriate for the proper administration of the Plan, and to make such determinations under, and such interpretations of, and to take such steps in connection with, the Plan or the options granted hereunder as it deems necessary or advisable. Any questions of interpretation as determined by the Board shall be final and binding upon all persons. The Board may delegate these powers to the Compensation and Stock Option Committee of the Board, consisting of at least three Directors not participating in the Plan.

3. Participants.

        The class of employees eligible to receive options under the Plan shall be limited to officers and key employees of the Corporation. Participants in the Plan will consist of such officers or key employees as the Board in its sole discretion may, from time to time, designate. The Board's designation of a participant at any time to receive benefits under the Plan shall not obligate it to designate such person to receive benefits at any other time. The Board shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of options granted hereunder.

4. Types of Benefits.

        Benefits under the Plan will be granted in stock options ("options" or individually an "option") which are intended to be options qualifying under Section 422A of the Internal Revenue Code as described below.

5. Shares Reserved Under the Plan.

        Subject to the provisions of Section 7, the maximum aggregate number of shares which may be made available for options under this Plan is 400,000 shares of common stock of the Corporation. The shares involved in the unexercised portion of any terminated or expired option under the Plan may again be subject to options under the Plan. Such shares may be either authorized and unissued shares, or issued shares reacquired by the Corporation.

6. Options.

        Options may be granted by the Board from time to time, subject to the following provisions:

        (a)      Each option granted under this Plan shall become exercisable by the optionee only after the optionee has completed one year of employment immediately following the date the option is granted, as determined by the Board (the "date of grant"). Each option granted prior to August 9, 1990, shall expire five years from the date of grant. All other options shall expire ten years from the date of grant provided, however, that if the stockholders fail to approve a ten year term, all such other options shall expire five years from the date of grant.

        (b)      The option price per share of an option shall be determined by the Board but shall not be less than the fair market value of a share of the Corporation's stock on the date of grant unless the recipient of the option at the time of such grant owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Corporation in which case the option price shall not be less than one hundred ten percent (110%) of such fair market value. For the purpose of this Plan, the term "fair market value" shall mean the closing price of Carpenter Technology Corporation common stock on the New York Stock Exchange on the date in question, or, in the absence of a closing price on such date, then the closing price on the last trading day preceding the date of grant, as reflected on the consolidated tape of New York Stock Exchange-Composite Transactions.

        (c)      No option under this Plan may be transferable by the optionee except by will or the laws of descent and distribution and no option may be exercised during the lifetime of an optionee, except by that optionee. In the event of the death of the optionee more than one year after the date of grant and not more than three months after the termination of the optionee's employment by the Corporation, the option may be transferred to the optionee's personal representative, heirs or legatees ("transferee") and may be exercised by the transferee before the earlier of (i) the expiration of one year from the date of the death of the optionee or (ii) (A) with respect to options granted prior to August 9, 1990, the expiration of five years from the date of grant and (B) with respect to all other options, the expiration of ten years from the date of grant provided, however, that if the stockholders fail to approve a ten year term, the expiration of five years from the date of grant. In the event of an optionee's retirement, an option may be exercised prior to its expiration during the five year period (one year period in the event of a retirement due to "disability" (within the meaning of Section 105(d)(4) of the Internal Revenue Code)) beginning with the date of retirement; provided, however, that in the event of a retiree's death during such five year period (one year period in the event of a retirement due to "disability"), unexercised options may be exercised by the transferee before the earlier of either items (i) or (ii) of this Section 6(c). In all other cases of termination of employment of an optionee, the option, if otherwise exercisable by the optionee at the time of such termination, may only be exercised within three months after such termination. Notwithstanding anything in the Plan to the contrary, in the event an optionee's employment with the Corporation is terminated for "cause", the Board (or if the Board has delegated its authority, the Compensation and Stock Option Committee) may, in its sole discretion, cancel each unexercised option awarded on or after August 9, 1990, to such terminated optionee effective upon the termination. For purposes of this Section, a termination for "cause" shall mean termination of an optionee's employment with the Corporation which results from either (a) the optionee committing an Intolerable Offense (as defined in the Corporation's Personnel Practices and Policies as in effect on the date of termination) or (b) the operation of the Corporation's Corrective Performance System (as set forth in the Corporation's Personnel Practices and Policies as in effect on the date of termination).

        (d)      Each option shall be exercisable for the full amount or any part thereof, including a partial exercise from time to time; provided, however, that in no event shall any stock option granted after December 31, 1986 become first exercisable in any one year in excess of $100,000 of the fair market value (determined as of the time the option is granted). All shares purchased under option shall be paid for in full at the time of purchase. Exercised options may be paid for with cash or stock of the Corporation, the value of which shall be the fair market value on the date of the exercise of the options, as determined in Section 6(b) of this Plan, provided, however, that no option granted on or after August 9, 1990, may be exercised utilizing stock of the Corporation unless such shares have been held by an optionee for a period of at least six months.

7. Adjustment Provisions.

        If the Corporation shall at any time change the number of issued shares of common stock without new consideration to the Corporation (such as by stock dividends, stock splits, stock combinations, stock exchanges or recapitalization), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding option shall be adjusted so that the aggregate consideration payable to the Corporation and the value of each option shall not be changed. In the event of a merger, reorganization, acquisition, consolidation, divestiture, sale or exchange of assets of the Corporation, or similar event, the Board shall make such adjustments with respect to options or take such other action as it determines to be appropriate and such determination shall be conclusive.

8. Change in Control

        (a)      Notwithstanding anything in this Plan to the contrary, in the event of a Change in Control of the Corporation, the rights under Section 6(a) shall become immediately exercisable.

        (b)      For purposes of this Plan, a "Change in Control of the Corporation" shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Corporation's then outstanding securities; or (B) during any period of two consecutive years (not including any period prior to the date this Section was adopted as an amendment to the Plan), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clauses (A), (C) or (D) of this Subsection) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (C) the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or (D) the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation's assets.

9. Amendment, Modification and Termination of the Plan.

        The Board, at any time, may terminate, and at any time and from time to time, and in any respect, may amend or modify, the Plan; provided, however, that no such action by the Board, without approval of the stockholders, may (a) increase the total amount of common stock which may be purchased under options granted under the Plan or the maximum number of shares of common stock for which options may be granted under the Plan to any one individual, except as contemplated in Section 7, (b) permit options to be granted at less than fair market value, or (c) permit any person while a member of the committee contemplated in Section 2 to be eligible to receive or hold an option under the Plan. The Plan shall automatically terminate ten years after the earlier of (i) the date the Plan is adopted, or (ii) the date the Plan is approved by Stockholders.

10. Effective Date of the Plan.

        The Plan shall become effective upon approval by the Board; provided, however, that the Plan shall be submitted for ratification by the stockholders at the Annual Meeting to be held on November 1, 1982, and if not ratified shall be of no force and effect and all options previously granted hereunder shall be null and void.

STK7.10A